Exhibit 10.1
WARRANT EXERCISE AND CANCELLATION AGREEMENT
WARRANT EXERCISE AND CANCELLATION AGREEMENT (this “Agreement”) dated as of December 26, 2007 between Global Employment Holdings, Inc. (“Global”) and each of the security holders listed in Schedule I hereto (the “Warrant Holders”).
WHEREAS, Global and the Warrant Holders are parties to one or more of the Notes Securities Purchase Agreement (the “Notes SPA”), the Preferred Stock Securities Purchase Agreement (the “Preferred SPA”) and the Common Stock Securities Purchase Agreement (the “Common SPA”), each dated March 31, 2006, as amended, and the Subscription Agreement (the “Backstop Subscription Agreement”), dated September 30, 2007, pursuant to which the Company issued and the Warrant Holders purchased, as applicable, Warrants to Purchase Common Stock (the “Warrants”). Those of the Warrants issued pursuant to the Notes SPA, the Preferred SPA and the Common SPA (including the warrant issued to Global’s placement agent in the March 31, 2006 recapitalization, Rodman & Renshaw, LLC (the “Placement Agent Warrant”)) are collectively referred to herein as the “Recapitalization Warrants” and those of the Warrants issued pursuant to the Subscription Agreement are collectively referred to herein as the “Backstop Warrants.”
WHEREAS, as of the date of this Agreement, the market price of each share of Global common stock (“Common Stock”) is $2.45, the Recapitalization Warrants are exercisable into Common Stock at exercise prices between $4.23 and $4.40 per share, and the Backstop Warrants are exercisable into Common Stock at an exercise price of $1.80.
WHEREAS, the Warrant Holders desire to exercise and cancel the Warrants pursuant to the terms of this Agreement, notwithstanding the terms of the Warrants.
NOW, THEREFORE, the Company and the Warrant Holders hereby agree as follows:
1. Exercise of Warrants. Subject to the terms and conditions herein, each Warrant Holder shall exercise all of its Warrants in a cash-less manner and receive such number of shares of Common Stock as set forth opposite its name on Schedule I, notwithstanding the current exercise prices of such Warrants; provided, that any Warrant Holder that would beneficially own in excess of 4.99% of the shares of Common Stock outstanding immediately after giving effect to the transactions contemplated by this Agreement (a “Restricted Holder”) may reduce the number of Warrants that it exercises to that number of Warrants that would result in such Warrant Holder owning 4.99% of the shares of Common Stock outstanding immediately after giving effect to the transactions contemplated by this Agreement and, provided further, that each Restricted Holder is obligated to exercise immediately from time to time its remaining Warrants on the same terms and conditions as the initial exercise of Warrants when and to the extent it can do so without exceeding such 4.99% limitation. Each Recapitalization Warrant shall be exercisable into 0.33 shares of Common Stock (“Recapitalization Shares”). Each Backstop Warrant shall be exercisable into 0.5953061 shares of Common Stock (“Backstop Shares”). The calculation of the number of shares of Common Stock into which the Warrants are exercisable shall be based on a fair market value of the Common Stock of $2.45 per share notwithstanding any sales of Common Stock occurring between December 21, 2007 and December 28, 2007 (the “Closing Date”).

2. Cancellation of Warrants and Issuance of Common Stock. On the Closing Date, Global shall (i) cancel on its books the Warrants held in the names of the Warrant Holders, and (ii) issue to each Warrant Holder shares of Common Stock in the names and amounts forth on Schedule I and deliver them to the respective Warrant Holder. The shares of Common Stock issued hereunder shall be delivered at the direction of each Warrant Holder via the Deposit/Withdrawal at Custodian system or by one or more certificates, in the case of the Recapitalization Shares, containing no restrictive legends. Also on the Closing Date, each Warrant Holder shall return to Global the certificates representing its Warrants. The Common Stock issued in exchange for the Warrants will be registered in the same name as the Warrants unless the Warrant Holder has instructed otherwise on the signature page hereof.
3. Representations and Warranties of Global. Global hereby represents and warrants to the Warrant Holders that:
(a)	Formation. Global is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware.
(b)
Authority. This Agreement and the transactions contemplated hereby have been approved by all requisite corporate action. Global has full power and authority to execute, deliver and perform this Agreement. This Agreement is a legal, valid and binding obligation of Global and is enforceable in accordance with its terms and conditions, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c)
No Conflicts. Neither the execution and delivery of this Agreement nor the consummation by Global of the transactions contemplated hereby: (i) conflict with or result in any breach of any provision of its constitutive documents; (ii) require any consent, approval, authorization or permit of, or registration, declaration or filing with or notification to, any governmental authority; (iii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or lien or other charge or encumbrance) under, any of the terms, conditions or provisions of any material note, license, agreement or other instrument or obligation to which Global or any of its assets may be bound; or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Global or its assets.

(d)	Common Stock. The Common Stock, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and not subject to any adverse claim.

4. Representations and Warranties of Warrant Holders. Each Warrant Holder, severally and not jointly, hereby represents and warrants to Global that:
(a)
Authority. To the extent applicable to such Warrant Holder, this Agreement and the transactions contemplated hereby have been approved by all requisite corporate, partnership or limited liability company action. Such Warrant Holder has full power and authority to execute, deliver and perform this Agreement. This Agreement is a legal, valid and binding obligation of such Warrant Holder and is enforceable in accordance with its terms and conditions, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(b)
No Conflicts. Neither the execution and delivery of this Agreement nor the consummation by such Warrant Holder of the transactions contemplated hereby: (i) conflict with or result in any breach of any provision of its constitutive documents; (ii) require any consent, approval, authorization or permit of, or registration, declaration or filing with or notification to, any governmental authority; (iii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or lien or other charge or encumbrance) under, any of the terms, conditions or provisions of any material note, license, agreement or other instrument or obligation to which such Warrant Holder or any of its assets may be bound; or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Warrant Holder or its assets.

(c)	Ownership of Warrants. Such Warrant Holder is the beneficial and record owner of its Warrants, free and clear of any encumbrance.
5. Closing Conditions.
(a)	The obligations of each Warrant Holder under this Agreement are subject to satisfaction of the following conditions:
(i) Representations and Warranties. The representations and warranties of Global contained in Section 3 will be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.
(ii) Performance. Global has performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date.

(iii) No Injunctions. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall have been issued, nor shall any proceeding brought by a domestic administrative agency or commission or other domestic governmental entity or other third party, seeking any of the foregoing be pending.
(b)	The obligations of Global under this Agreement are subject to satisfaction of the following conditions:
(i) Representations and Warranties. The representations and warranties of each Warrant Holder contained in Section 4 will be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.
(ii) Performance. Each Warrant Holder has performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date.
(iii) No Injunctions. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall have been issued, nor shall any proceeding brought by a domestic administrative agency or commission or other domestic governmental entity or other third party, seeking any of the foregoing be pending.
(iv) Participation Level. Warrant Holders representing at least 92% of the aggregate number of shares of Common Stock issuable upon exercise of all of the Warrants outstanding as of the Closing Date have executed this Agreement and agreed to exercise 100% of their Warrants pursuant to the terms hereof.
6. Registration. Global agrees and acknowledges that the Recapitalization Shares are Registrable Securities as defined in the Registration Rights Agreements (the “Registration Rights Agreements”), dated as of March 31, 2006, entered into in connection with each of the Notes SPA, the Preferred SPA and the Common SPA, the resale of which has been registered under the Securities Act of 1933, as amended (the “Securities Act”), which registration is currently effective. Each Warrant Holder understands and acknowledges that the Backstop Shares have not been registered under the Securities Act, or the securities laws of any state. Each Warrant Holder agrees that the Backstop Shares may not be sold, offered for sale, transferred, pledged, hypothecated, or otherwise disposed of except in compliance with the Securities Act and applicable state securities laws. Each Warrant Holder understands that any sale, transfer, pledge, hypothecation, or other disposition of the Backstop Shares may require in some states specific approval by the appropriate governmental agency or commission in such states.

7. Rule 144. The cash-less exercise of the Warrants under Section 1 is being consummated pursuant to Sections 3(a)(9) and 18(b)(4)(C) of the Securities Act of 1933, as amended. Accordingly, pursuant to Rule 144 under the Securities Act of 1933, as amended, the holding period of the Recapitalization Shares shall tack back to the original issue date of the Warrants. On or after February 15, 2008, if any Recapitalization Shares contain any restrictive legends, Global shall, within three days of request by a holder of the Recapitalization Shares and surrender to the transfer agent of Global of such shares, remove all restrictive legends and deposit such shares in the DTC Account of such holder.
8. Independent Nature of Warrant Holders’ Obligations and Rights. The obligations of each Warrant Holder under this Agreement are several and not joint with the obligations of any other Warrant Holder, and no Warrant Holder shall be responsible in any way for the performance of the obligations of any other Warrant Holder under this Agreement. Each Warrant Holder confirms that it has independently participated in the negotiation of the transaction contemplated by this Agreement with the advice of its own counsel and advisors, that it has independently determined to enter into the transactions contemplated hereby, that it is not relying on any advice from or evaluation by any other Warrant Holder, and that it is not acting in concert with any other Warrant Holder in making its purchase of Securities hereunder or in monitoring its investment in Global. Nothing contained herein and no action taken by any Warrant Holder shall be deemed to constitute the Warrant Holders as a partnership, an association, a joint venture or any other kind of entity or group, or create a presumption that the Warrant Holders are in any way acting in concert or as members of a “group” for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended.
9. Waivers. Global and each Warrant Holder agree:
(a)
That this Agreement and the consummation of the transactions contemplated hereby shall not be deemed to constitute nor to cause a default under any of the Notes SPA, the Preferred SPA, the Common SPA, the Subscription Agreement, the Recapitalization Warrants, the Backstop Warrants, Global’s Senior Secured Convertible Notes issued pursuant to the Notes SPA (the “Notes”), Global’s Series A Convertible Preferred Stock issued pursuant to the Preferred SPA (the “Preferred Stock”), the Registration Rights Agreement, and the Placement Agent Warrant. Each Warrant Holder hereby waives any such default, if any.

(b)
To waive any right to assert that issuance of the securities pursuant to the Backstop Subscription Agreement violated any provisions of the Notes SPA, the Preferred SPA, the Common SPA, the Recapitalization Warrants, the Backstop Warrants, the Notes, the Preferred Stock, the Registration Rights Agreement and the Placement Agent Warrant.

(c)
That the transactions contemplated hereby shall not constitute a “Subsequent Placement” as defined in the Notes SPA, the Preferred SPA and the Common SPA, and that the provisions thereof requiring Global to first offer the securities constituting a Subsequent Placement to holders of Notes, Preferred Stock and Common Stock shall not apply to the transactions contemplated hereby.

(d)
That notwithstanding the conversion price adjustment provisions set forth in the Notes, the Preferred Stock, and the Recapitalization Warrants the consummation of the transactions contemplated by this Agreement shall not result in any adjustment in such conversion prices of the Notes, the Preferred Stock and the Recapitalization Warrants held by such Warrant Holder.

10. Miscellaneous.
(a)	Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.
(b)	Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto and supersedes all prior agreements and understandings.
(c)
Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Colorado.

(d)
Counterparts; Facsimile Signatures. This Agreement may be executed in separate counterparts each of which will be an original and all of which taken together will constitute one and the same agreement. This Agreement may be executed by facsimile signatures that shall be binding on the parties hereto, with original signatures to be delivered as soon as reasonably practicable thereafter.

(e)
Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given (i) when delivered personally, (ii) one business day after being sent via a nationally recognized overnight courier, or (iii) when sent via facsimile promptly confirmed in writing to the recipient. Such notices, demands and other communications will be sent to the address indicated below:

To Global:
Global Employment Holdings, Inc.
10375 Park Meadows Dr., Suite 375
Lone Tree, CO 80124
Facsimile: (303) 216-9533
Attn: Chief Financial Officer

To a Warrant Holder:
At the address and fax number as currently on file with the Company or such other address or fax number or to the attention of such other person as the recipient party shall have specified by prior written notice to sending party.
(f)	Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.
(g)
Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement and shall execute such other and further documents and take such other and further actions as are legally required to effect the transaction described herein.

(h)	Assignability. This Agreement is not transferable or assignable by the Warrant Holders.
(i)	Expenses. Each party shall bear its own costs and expenses in connection with this Agreement and the transactions contemplated hereby.
(j)
Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(k)
Public Announcements. Each Warrant Holder acknowledge that Global will disclose the consummation of the transactions contemplated hereby in a filing on Form 8-K with the Securities and Exchange Commission and may also make a press release disclosing the consummation of the transactions contemplated hereby; provided, however, that in all other instances, Global will not publicly disclose the names of any Warrant Holder without such Warrant Holder’s prior written consent, except as required by law.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be executed and delivered as of the date first written above.

GLOBAL:
GLOBAL EMPLOYMENT HOLDINGS, INC.

By:	/s/ Howard Brill Name: Howard Brill Title: President and Chief Executive Officer

THE WARRANT HOLDERS (if Common Stock is to be issued in a different name, please complete the information at the end of the signature blocks):

AMATIS LIMITED		CAPITAL RESOURCES GROWTH, INC.

By Amaranth Advisors LLC, Trading Advisor

By:	/s/ Alan M. Matano	By:	/s/ Charles Gwirtsman

	Name: Alan M. Matano		Name: Charles Gwirtsman
	Title: Authorized Signatory		Title: President

CONTEXT ADVANTAGE MASTER FUND, LP, on behalf of itself, Context Advantage Fund, LP, f/k/a Context Convertible Arbitrage Fund, L.P., and Context Offshore Advantage Fund, Ltd., f/k/a Context Convertible Arbitrage Offshore, Ltd.		CONTEXT OPPORTUNISTIC MASTER FUND, L.P. By: Context Capital Management LLC, its General Partner

By:	Context Capital Management LLC, its General Partner and Investment Advisor

By:	/s/ William Fertig	By:	/s/ William Fertig

	Name: William Fertig		Name: William Fertig
	Title: Managing Member		Title: Managing Member

CRANSHIRE CAPITAL, L.P.		DIAMOND OPPORTUNITY FUND, LLC

		By:	Diamond Assets Management, LLC

By:	/s/ Lawrence A. Prosser	By:	/s/ Richard Marks

	Name: Lawrence A. Prosser		Name: Richard Marks
	Title: CFO — Downsview Capital, Inc., The General Partner		Title: Managing Director

ENABLE GROWTH PARTNERS LP		ENABLE OPPORTUNITY PARTNERS LP

By:	/s/ Brendan O’Neil	By	/s/ Brendan O’Neil

	Name: Brendan O’Neil		Name: Brendan O’Neil
	Title: Principal & Portfolio Manager		Title: Principal & Portfolio Manager

GUGGENHEIM PORTFOLIO XXXI, LLC		GWIRTSMAN FAMILY PARTNERS, LLC

By:	Guggenheim Advisors, LLC
By:	Whitebox Advisors LLC

By:	/s/ Jonathan Wood	By:	/s/ Charles Gwirtsman

	Name: Jonathan Wood		Name: Charles Gwirtsman
	Title: Director, CFO		Title: President

LAKEVIEW FUND, LP		MATHER ASSOCIATES

By:	/s/ Michael Nicolas	By:	/s/ Elliot Zeelander

	Name: Michael Nicolas		Name: Elliot Zeelander
	Title: Managing Director		Title: Representing the General Partner

NITE CAPITAL, LP		PANDORA SELECT PARTNERS, LP

		By:	Pandora Select Advisors LLC

By:	/s/ Keith Goodman	By:	/s/ Jonathan Wood

	Name: Keith Goodman		Name: Jonathan Wood
	Title: Authorized Signatory		Title: Director, CFO

PIERCE DIVERSIFIED STRATEGY MASTER FUND LLC		RADCLIFFE SPC, LTD., for and on behalf of the Class A Convertible Crossover Segregated Portfolio

		By:	RG Capital Management, L.P.
		By:	RGC Management Company, L.L.C.

By:	/s/ Brendan O’Neil	By:	/s/ Gerald F. Stahlecker

	Name: Brendan O’Neil		Name: Gerald F. Stahlecker
	Title: Principal & Portfolio Manager		Title: Managing Director

R&R OPPORTUNITY FUND, L.P.		RODMAN & RENSHAW, LLC

By:	/s/ John Selzer	By:	/s/ Thomas G. Pinou

	Name: John Selzer		Name: Thomas G. Pinou
	Title: Manager of the Fund on behalf of Noari Holdings LLC		Title: CFO

VICTORY PARK MASTER FUND, LTD.		WHITEBOX CONVERTIBLE ARBITRAGE PARTNERS, LP, as a Subordinated Creditor and as Collateral Agent
By:	Victory Park Capital Advisors, LLC, its Investment Manager
		By:	Whitebox Convertible Arbitrage Advisors LLC
		By:	Whitebox Advisors LLC

By:	/s/ Matthew Ray	By:	/s/ Jonathan Wood

	Name Matthew Ray		Name: Jonathan Wood
	Title: Principal		Title: Director, CFO

WHITEBOX INTERMARKET PARTNERS, LP

By:	Whitebox Intermarket Advisors LLC
By:	Whitebox Advisors LLC

By:	/s/ Jonathan Wood

Name: Jonathan Wood
Title: Director, CFO

/s/ Luci Altman	/s/ Gregory Bacharach

Luci Altman	Gregory Bacharach

/s/ Howard Brill	/s/ Norma Fabrizio

Howard Brill	Norma Fabrizio

/s/ Richard Goldman	/s/ Charles Gwirtsman

Richard Goldman	Charles Gwirtsman

/s/ Daniel Hollenbach	/s/ Tariq Jawad

Daniel Hollenbach	Tariq Jawad

/s/ Terry Koch	/s/ Ed Kovalik

Terry Koch	Ed Kovalik

/s/ Michael Lazrus	/s/ Kevin LeCompte

Michael Lazrus	Kevin LeCompte

/s/ Steven List	/s/ Kenneth Michaels

Steven List	Kenneth Michaels

/s/ Steven Pennington	/s/ Noam J. Rubenstein

Steven Pennington	Noam J. Rubinstein

/s/ Fred Viarrial	/s/ Jay Wells

Fred Viarrial	Jay Wells

/s/ Caress Kennedy

Caress Kennedy
Register the Common Stock issuable hereunder in the following name(s) and amount(s):

Name	Number of Shares	DWAC or Certificate

SCHEDULE I

Warrant Holder	Shares Issuable Upon Conversion of
	Note	Preferred	Common	Other	Aggregate
	Warrants	Warrants	Warrants	Warrants	Shares
Amatis Limited c/o Amaranth Advisors, LLC	—	18,316	18,724	—	37,040
Caress Kennedy	—	—	—	9,922	9,922
Context Advantage Master Fund, L.P.	39,240	61,055	31,456	—	131,751
Context Opportunistic Master Fund, L.P.	9,810	15,264	7,864	—	32,938
Cranshire Capital, L.P.	—	45,792	23,404	—	69,196
Dan Hollenbach	218	—	—	11,906	12,124
Diamond Opportunity Fund, LLC	—	18,316	18,724	—	37,040
Ed Kovalik	—	—	—	39,687	39,687
Enable Growth Partners LP	—	42,788	36,903	—	79,691
Enable Opportunity Partners LP	—	7,034	6,066	—	13,100
Fred Viarrial	218	—	—	28,178	28,396
Gregory Bachrach	435	—	—	—	435
Guggenheim Portfolio XXXI, LLC	3,390	5,496	—	—	8,886
Gwirtsman Family Partnership, LLC	863	—	—	421,874	422,737
Howard Brill	8,625	—	—	198,436	207,061
Jay Wells	90	—	—	—	90
Kenneth Michaels	4,313	—	—	59,531	63,844
Kevin LeCompte	—	—	—	7,144	7,144
Lakeview Fund, LP	—	36,633	23,404	—	60,037
Luci Altman	435	—	—	—	435
Mather Associates	—	—	—	59,531	59,531
Victory Park	7,500	183,165	93,617	—	284,282
Michael Lazrus	173	—	—	—	173
Nite Capital, LP	—	9,159	4,681	—	13,840
Noam J. Rubinstein	—	916	1,405	—	2,321
Norma Fabrizio	—	—	—	3,969	3,969
Pandora Select Partners, LP	7,313	11,601	—	—	18,914
Pierce Diversified Strategy Master Fund LLC	—	8,792	7,583	—	16,375
Radcliffe SPC, Ltd. for and on behalf of the Class A Convertible Crossover Segregated Portfolio	42,825	116,515	117,021	—	276,361
Richard Goldman	435	—	—	7,938	8,373
Rodman & Renshaw, LLC	—	—	184,390	—	184,390
R&R Opportunity Fund, LP	—	—	—	138,905	138,905
Steven List	1,125	—	—	41,671	42,796
Stephen Pennington	87	—	—	39,687	39,774
Tariq Jawad	—	1,526	7,022	19,844	28,392
Terry Koch	259	—	—	6,152	6,411
Whitebox Convertible Arbitrage Partners, LP	47,258	72,045	—	—	119,303
Whitebox Intermarket Partners, LP	7,313	11,601	—	—	18,914

Total	181,925	666,014	582,264	1,094,375	2,524,578